UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

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MiMedx Urges Shareholders to Vote Today “FOR” All of the Board’s Highly Qualified

Nominees on the BLUE Proxy Card

The MiMedx Annual Meeting is This Coming Monday, June 17, 2019

MARIETTA, Ga., June 14, 2019 — MiMedx Group, Inc. (OTC PINK: MDXG) (“MiMedx” or the “Company”), an industry leader in advanced wound care and an emerging therapeutic biologics company, encourages shareholders to vote “FOR” all of the Board’s highly qualified nominees online or by telephone by following the easy instructions on the BLUE Proxy Card. The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Monday, June 17, 2019 – shareholders are urged to vote the BLUE proxy card TODAY.

Vote FOR Board Refreshment and FOR MiMedx’s New, Experienced and Objective Nominees.

The MiMedx Board of Directors has developed a comprehensive plan to refresh the composition of the Board in the near term while providing important business oversight and leadership continuity. None of the incumbent directors whose terms expire at the Annual Meeting or the 2019 annual meeting of shareholders will stand for reelection. In their stead, the Board will nominate or appoint six new directors, including our new CEO. Two of the candidates standing for election at the upcoming Annual Meeting were identified by one of the Company’s largest shareholders, Prescience Point Capital Management LLC.

MiMedx’s plan to refresh the composition of the Board with directors that will provide important business oversight and leadership can be implemented ONLY if you vote on the BLUE proxy card “FOR” all of MiMedx’s nominees.

In the Company’s View, Mr. Petit Cannot Be Allowed to Return to MiMedx In Any Capacity.

The Board unanimously opposes the return of Parker H. “Pete” Petit to the Company in any capacity. In its independent investigation conducted with the assistance of King & Spalding LLP, a nationally recognized law firm, and KPMG LLP, which performed forensic accounting work, the Audit Committee of the Board found that the evidence demonstrated that Mr. Petit and certain members of his management team engaged in material misconduct, which harmed MiMedx and its shareholders. The MiMedx Board unanimously recommends that shareholders do NOT sign the white proxy card sent to you by, or on behalf of, Mr. Petit or his nominees.

All Three Leading Proxy Advisory Firms Recommend Shareholders Vote the BLUE Proxy Card.

Institutional Shareholder Services (“ISS”), Glass, Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services all recommended MiMedx shareholders vote FOR the Company’s three director nominees on the BLUE proxy card and have indicated that they believe that Mr. Petit’s return to MiMedx would be damaging to the Company.

In its report dated June 10, 2019, ISS noted the following1:

•

“The company’s slate would add the current CEO (Wright), a highly qualified chair of the board (Behrens Wilsey), and a new chair of the audit committee (Newton), all of whom show competence and relevant experience. Of equal importance, the management nominees are new to the company and untainted by any wrongdoing that might have taken place in prior years.”

In its report dated June 11, 2019, Glass Lewis concluded1:

•

“We’re of the opinion that a return of Mr. Petit to the boardroom would be ill-advised, send the wrong message to the Company’s investors, customers, employees and regulators, and represent a very concerning step backwards just when the Company seems poised to return its focus on rebuilding investor trust and confidence and growing its business.”

Both ISS and Glass Lewis recommended that shareholders vote AGAINST the two shareholder proposals submitted by Mr. Petit.

Shareholders can vote by following the easy instructions on the BLUE proxy card. With the annual meeting only days away, MiMedx shareholders are encouraged to vote now online or by telephone to ensure their shares are represented at the Annual Meeting. Shareholders who have already voted using a white proxy card have the right to change their vote and can do so by following the easy instructions on the BLUE proxy card. Only the last dated vote will count.

The Company reminds shareholders that all materials regarding the Board’s recommendations for the Annual Meeting are available at https://voteblueformimedx.com.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting MiMedx in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free at 1 (877) 800-5195

Banks and Brokers may call 1 (212) 750-5833

Sidley Austin LLP is acting as legal advisor to MiMedx.

About MiMedx

MiMedx® is an industry leader in advanced wound care and an emerging therapeutic biologics company developing and distributing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.5 million allografts to date. For additional information, please visit www.mimedx.com.

Safe Harbor

This communication includes forward-looking statements, including statements regarding the plan of MiMedx Group, Inc. (the “Company”) to refresh the Board. Forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “would” and similar expressions and are based on current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements as a result of various factors, including the results of any election at the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”) or the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). There is no assurance that the Board’s nominees will be elected at the 2018 Annual Meeting or the 2019 Annual Meeting. Any forward-looking statements speak only as of the date of this communication, and except as required by law, the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Hilary Dixon

Corporate & Investor Communications

770.651.9066

investorrelations@mimedx.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jed Repko / Annabelle Rinehart

212.355.4449

[1]	Permission to use quotations neither sought nor obtained.